Exhibit 99.17

AETHER MOBILE GOVERNMENT

(A Division of Aether Systems, Inc.)

Financial Statements

December 31, 2003 and 2002

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors and Stockholders
Aether Systems, Inc.:

We have audited the accompanying balance sheets of Aether Mobile Government (a division of Aether Systems, Inc.) as of December 31, 2003 and 2002 and the related statements of operations, division equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aether Mobile Government as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2 to the financial statements, Aether Mobile Government changed its method of accounting for intangible assets with the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, in 2002.

/s/ KPMG LLP

Baltimore, Maryland
September 22, 2004

AETHER MOBILE GOVERNMENT

(A Division of Aether Systems, Inc.)

Balance Sheets

December 31, 2003 and 2002

(In thousands)

	2003	2002
Assets
Current assets:
Cash	$—	—
Trade accounts receivable, net of allowance for doubtful accounts of $1,161 and $821 at December 31, 2003 and 2002, respectively	4,689	3,952
Costs and earnings in excess of billings on uncompleted contracts	3,308	3,342
Prepaid expenses and other assets	947	1,227
Total current assets	8,944	8,521
Restricted cash	2,749	749
Property and equipment, net	631	966
Intangibles, net	3,256	5,702
Goodwill	13,177	13,177
Other assets	42	42
	$28,799	29,157
Liabilities and Division Equity
Current liabilities:
Accounts payable and accrued expenses	$3,240	2,488
Accrued employee compensation and benefits	1,062	1,592
Billings in excess of costs and earnings on uncompleted contracts	2,197	2,410
Deferred revenue from maintenance agreements	3,276	3,128
Total current liabilities	9,775	9,618
Other liabilities	620	704
Total liabilities	10,395	10,322
Commitments and contingencies
Division equity	18,404	18,835
Total liabilities and division equity	$28,799	29,157

See accompanying notes to financial statements.

AETHER MOBILE GOVERNMENT

(A Division of Aether Systems, Inc.)

Statements of Operations

Years ended December 31, 2003 and 2002

(In thousands)

	2003	2002
Revenues	$20,898	20,490
Cost of revenues	5,871	6,956
Gross profit	15,027	13,534
Operating expenses:
Research and development (exclusive of option and warrant expense)	5,352	6,251
General and administrative (exclusive of option and warrant expense)	2,710	3,693
Selling and marketing (exclusive of option and warrant expense)	4,253	5,800
Corporate allocation	3,014	4,024
Depreciation and amortization	2,876	3,470
Option and warrant expense	278	1,306
Impairment of intangibles and other assets	—	3,243
Restructuring charge	56	800
Total operating expenses	18,539	28,587
Operating loss	(3,512)	(15,053)
Other income (expense):
Interest income	37	42
Interest expense	—	(16)
Loss before income tax benefit and cumulative effect of change in accounting principle	(3,475)	(15,027)
Income tax benefit	—	618
Loss before cumulative effect of change in accounting principle	(3,475)	(14,409)
Cumulative effect of change in accounting principle relating to adoption of SFAS No. 142	—	(32,037)
Net loss	$(3,475)	(46,446)

See accompanying notes to financial statements.

AETHER MOBILE GOVERNMENT

(A Division of Aether Systems, Inc.)

Statements of Division Equity

Years ended December 31, 2003 and 2002

(In thousands)

Balance at December 31, 2001	$56,698
Intercompany transfers, net	7,277
Option and warrant expense allocated from Aether Systems, Inc.	1,306
Net loss	(46,446)
Balance at December 31, 2002	18,835
Intercompany transfers, net	2,766
Option and warrant expense allocated from Aether Systems, Inc.	278
Net loss	(3,475)
Balance at December 31, 2003	$18,404

See accompanying notes to financial statements.

AETHER MOBILE GOVERNMENT

(A Division of Aether Systems, Inc.)

Statements of Cash Flows

Years ended December 31, 2003 and 2002

(In thousands)

	2003	2002
Cash flows from operating activities:
Net loss	$(3,475)	(46,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of change in accounting principle	—	32,037
Depreciation and amortization	2,876	3,470
Option and warrant expense	278	1,306
Impairment of intangibles and other assets	—	3,243
Changes in assets and liabilities:
Increase (decrease) in trade accounts receivable	(737)	1,513
Decrease in costs and earnings in excess of billings on uncompleted contracts	34	356
Decrease in prepaid expenses and other assets	280	17
Increase (decrease) in accounts payable, accrued expenses and accrued employee compensation and benefits	222	(1,409)
Increase (decrease) in other liabilities	(84)	604
Decrease in billings in excess of costs and earnings on uncompleted contracts	(213)	(943)
Increase (decrease) in deferred revenue from maintenance agreements	148	(823)
Net cash used in operating activities	(671)	(7,075)
Cash flows from investing activities:
Purchases of property and equipment	(95)	(202)
Increase in restricted cash	(2,000)	—
Net cash used in investing activities	(2,095)	(202)
Cash flows provided by financing activities – net transfers from parent	2,766	7,277
Net change in cash and cash equivalents	—	—
Cash and cash equivalents, at beginning of year	—	—
Cash and cash equivalents, at end of year	$—	—
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$—	16

See accompanying notes to financial statements.

AETHER MOBILE GOVERNMENT

(A Division of Aether Systems, Inc.)

Notes to Financial Statements

December 31, 2003 and 2002

(1)                     Organization and Description of the Business

Aether Mobile Government (Mobile Government) is a division of Aether Systems, Inc. (Aether) and provides wireless data solutions for use by public safety organizations, primarily state and local police, fire and rescue and emergency medical services organizations. Mobile Government’s public safety solutions are integrated into 50 different state databases, as well as local and federal databases. Mobile Government’s products deliver real-time information in seconds, without the need for human dispatchers or other resources.

Historically, Mobile Government has suffered operating losses and is dependent on contributions from its parent, Aether, in order to meet its operating and capital requirements.

On August 16, 2004, Aether announced that it had signed a definitive agreement to sell its Mobile Government segment to BIO-key International, Inc. for $10.0 million in cash. Completion of the sale is subject to customary closing conditions. The purchase price is subject to a post closing adjustment based upon net working capital.

(2)                     Summary of Significant Accounting Policies

(a)                      Basis of Presentation

Certain corporate overhead expenses have been allocated to Mobile Government as a corporate allocation. These overhead charges include personnel costs for support organizations such as accounting, finance, human resources, legal, procurement, security, investor relations, and senior management. They also include nonpersonnel costs such as insurance, professional fees, and other costs of operating a public company. The corporate overhead charges were allocated to the Mobile Government division based upon that division’s percentage of revenue relative to Aether’s consolidated revenue. Management believes the basis of the allocations is reasonable.

Certain corporate nonoperating transactions of Aether have not been allocated to Mobile Government. These items include interest income on Aether’s cash and cash equivalents, interest expense, and gains on early retirement of Aether’s 6% convertible notes. Only interest income and expense directly attributable to Mobile Government has been included in the Mobile Government financial statements.

Aether sponsors two defined contribution plans under Section 401(k) of the Internal Revenue Code that provide for voluntary employee contributions of 1 to 15% of compensation for substantially all employees. Aether contributed approximately $211,000 and $277,000 on behalf of the employees of Mobile Government to the plans for the years ended December 31, 2003 and 2002, respectively. Such amounts have been recorded as operating expenses in the accompanying statements of operations.

(b)                      Revenue Recognition

Mobile Government derives most of its revenues from licensing software and providing services, including maintenance and technical support, training and consulting. Software revenue consists of fees for licenses of software products. Mobile Government recognizes revenue when the license agreement is signed, the license fee is fixed and determinable, delivery of the software has occurred, and when it can be estimated that the collectibility of the fees is probable. At the time of the transaction, Mobile Government assesses whether the fee associated with the revenue transactions is fixed and determinable and whether or not collection is reasonably assured. If a significant portion of a fee is due after the normal payment term, Mobile Government accounts for the fee as not being fixed and determinable. In these cases, Mobile Government recognizes revenue as the fees become due. Mobile Government assesses collection based on a number of factors, including past transaction history with the customer and credit worthiness of the customer. Mobile Government does not request collateral from customers. If it is determined that collection of a fee is not reasonably assured, Mobile Government defers the fee and recognizes revenue at the time it becomes reasonably assured, which is generally upon receipt of cash. If collectibility is assessed differently, the timing and amount of revenue recognition may have differed materially from that reported.

Revenue from licensing software that requires significant customization and modification is recognized using the percentage of completion method, based on the hours incurred in relation to the total estimated hours. If Mobile Government made different judgments or utilized different estimates of the total amount of work expected to be required to customize or modify the software, the timing of revenue recognition, from period to period, and margins on the project in the reporting period, may differ materially from amounts reported. Revenues earned but not yet billed are reflected as costs and earnings in excess of billings in the balance sheet. Billings in excess of costs and earnings are reflected as a liability in the balance sheet.  Anticipated contract losses are recognized as soon as they become known and estimable.

Revenues from maintenance and technical support agreements, which provide for unspecified when-and-if available product updates and customer telephone support services, are recognized ratably over the term of the service period. For arrangements with multiple elements, Mobile Government allocates revenue to each component of the arrangement using the residual value method. This means that Mobile Government defers revenue from the total fees associated with the arrangement equivalent to the fair value of the element(s) of the arrangement that has not yet been delivered. The fair value of any undelivered elements is established by using historical evidence specific to Mobile Government.

(c)                       Cost of Revenues

Cost of revenues consists primarily of third party royalties and personnel costs related to the cost of maintenance, customization, consulting, and support.

(d)                      Fair Value of Financial Instruments

The carrying amounts of Mobile Government’s financial instruments, which include accounts receivable, restricted cash, accounts payable, and accrued expenses approximate their fair value due to the relatively short duration of the instruments.

(e)                       Concentration of Risk

Financial instruments, which potentially subject Mobile Government to credit risk, consist primarily of trade receivables. Mobile Government extends credit to customers on an unsecured basis in the normal course of business. Mobile Government’s policy is to perform an analysis of the recoverability of its trade accounts receivable at the end of each reporting period and to establish allowances for those accounts considered uncollectible. Mobile Government analyzes historical bad debts, customer concentrations, customer credit-worthiness, and current economic trends when evaluating the adequacy of the allowance for doubtful accounts.

During 2003, Mobile Government generated approximately 13% of its revenue from one customer. The accounts receivable balance from that customer at December 31, 2003 was approximately $248,000. At December 31, 2003 there was no unbilled accounts receivable balance for that customer. No customer represented more than 10% of revenues in 2002.

(f)                         Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. The costs of leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

(g)                      Goodwill

Goodwill represents the excess of costs over the fair value of assets of businesses acquired. Mobile Government adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

In connection with SFAS No. 142’s transitional goodwill impairment evaluation, the statement required Mobile Government to evaluate whether there was an indication that goodwill was impaired as of the date of adoption. As a result of this evaluation, Mobile Government recorded an impairment charge of $32.0 million, which was recorded as cumulative effect of change in accounting principle in the accompanying statement of operations for the year ended December 31, 2002.

SFAS No. 142 also requires that Mobile Government make annual assessments of the impairment of goodwill or more frequently to the extent there is a change in circumstances. During 2002, with the assistance of a third party appraiser, Mobile Government arrived at the implied fair value of goodwill using a discounted cash flow methodology. Based on Mobile Government’s 2002 evaluation, an additional impairment charge of $3.1 million was recorded as impairment of intangibles in the accompanying 2002 statement of operation. During 2003, Mobile Government used the fair value of a potential sale of the division to evaluate the fair value of the goodwill.  The 2003 evaluation indicated no additional impairment charge was necessary. During the second quarter of 2004, in connection with the announced sale of Mobile Government, an $8.9 million noncash impairment charge was recorded to reduce the carrying value of goodwill to the value implied by the negotiated sale price for that business.

(h)                      Intangibles and Recovery of Long-Lived Assets

Identifiable intangible assets consist of completed technology and trademarks, and are amortized on a straight-line basis over five years.

Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

During 2003 and 2002, Mobile Government assessed the fair value of certain of its long-lived assets, including software, computer equipment, other tangible assets, and identifiable intangible assets obtained in connection with acquisitions. This assessment resulted in an impairment charge of approximately $125,000 in 2002, which is recorded in impairment of intangibles and other assets in the accompanying statements of operations. Mobile Government determined the fair value of these assets based on a combination of quoted market prices and a cost approach methodology.

(i)                         Stock Options and Warrants

Mobile Government accounts for equity-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FIN 44. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of Aether’s stock and the exercise price. Options are generally granted at an exercise price equal to the fair value of the common stock on the grant date. Aether has historically granted options to substantially all of its employees, including the employees of Mobile Government. All equity-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123, Accounting for Stock Based Compensation. SFAS No. 123 established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, Aether has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123, as amended. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards held by Mobile Government employees in each period (in thousands):

	Year ended December 31
	2003	2002
Net loss as reported	$(3,475)	(46,446)
Add stock-based employee compensation expense included in reported net loss	278	1,306
Deduct total stock-based employee compensation expense determined under fair-value-based method for all awards	(6,358)	(13,429)
Pro forma net loss	$(9,555)	(58,569)

(j)                         Research and Development

Research and development costs are expensed as incurred.

(k)                      Advertising Expense

Advertising costs are expensed as incurred. Production costs for advertising are expensed the first time the related advertisement takes place. Advertising expense was approximately $355,000 and $366,000 for the years ended December 31, 2003 and 2002, respectively.

(l)                         Income Taxes

The results of Mobile Government’s operations are included in Aether’s consolidated federal tax return and certain separate company and combined state income tax returns. In 2002, Mobile Government received a $618,000 income tax refund as a result of carrying back losses and applying them against prior years taxable income. Mobile Government income tax provision has been determined on a stand-alone basis. Deferred tax assets and liabilities have a full valuation allowance.

Income taxes are recognized using the asset and liability method. Under the asset and liability method, deferred tax assets, and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a tax rate change on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all other deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Mobile Government considers the scheduled reversal of deferred tax liabilities, projected income and tax planning strategies when making these assessments.

(m)                   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in accounting for, among other things, long-term contracts, allowances for uncollectible receivables, recoverability of long-lived assets, depreciation and amortization, employee benefits, taxes and contingencies. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

(3)                     Costs and Earnings in Excess of Billings on Uncompleted Contracts

Mobile Government believes substantially all unbilled amounts will be billed within the next twelve months.

(4)                     Letters of Credit and Restricted Cash

At December 31, 2003, Mobile Government has an outstanding $7.9 million, irrevocable standby letter of credit which has been issued to Hamilton County, Ohio in the event Mobile Government defaults in providing an automated field reporting solution and real time wireless data infrastructure under a sales agreement. The terms of the sales agreement and the standby letter of credit dictate that Hamilton County, Ohio can only draw on the letter of credit after (1) completing the internal dispute resolution process set forth in the sales agreement and (2) providing notice to Mobile Government of its intent to declare a default under the sales agreement and proceed against the letter of credit. Seizure of the funds under the letter of credit is subject to the limitations of liability contained in the sales agreement. The letter of credit shall be effective through the warranty period, which extends one year after final acceptance, which is expected to be in 2006. The amount of the letter of credit can be reduced by 25% at the end of the third calendar month of the warranty period as long as certain conditions are met.  Aether has collateralized the letter of credit with certificates of deposit in an equal amount.

Additionally at December 31, 2003, $2.0 million was in an escrow available to Lockheed Martin in the event of non-payment of liabilities for work performed on a contract with the Pennsylvania State Police. The escrow is to remain available until conditional acceptance of a defined milestone, which is expected to be in 2005.  The $2.0 million escrow is reflected as restricted cash in the 2003 balance sheet.

The remaining $749,000 of restricted cash collateralizes a $749,000 letter of credit available to the landlord of a leased facility in the event that Mobile Government defaults on the lease.

(5)                     Property and Equipment

Property and equipment consists of the following at December 31, 2003 and 2002 (in thousands):

	Estimated useful lives	2003	2002
Furniture and fixtures	5 years	$248	628
Computer and equipment	3 years	406	521
Software	3 years	97	96
Leasehold improvements	Term of lease	613	609
Total property and equipment		1,364	1,854

Less accumulated depreciation		(733)	(888)

Property and equipment net of accumulated depreciation		$631	966

(6)                     Intangibles Assets

Intangible assets consists of the following at December 31, 2003 and 2002 (in thousands):

	Estimated useful lives	2003	2002
Trademarks	5 years	$200	200
Other intangibles	5 years	7,239	7,239
Total intangible assets		7,439	7,439

Less accumulated amortization		(4,183)	(1,737)

Intangible assets net of accumulated amortization		$3,256	5,702

Mobile Government will recognize amortization expense of approximately $2.4 million in 2004 and $900,000 in 2005.

(7)                     Restructuring Charges

Restructuring charges were approximately $56,000 and $800,000 for the years ended December 31, 2003 and 2002, respectively. The charges in each period were primarily related to severance associated with staffing reductions. As of December 31, 2003 all amounts have been paid.

(8)                     Stock Options and Warrants

Aether has historically granted options to substantially all of its employees and the employees of Mobile Government. In connection with the sale of Mobile Government, approximately 22,500 options with exercise prices of $3.75 to $8.54 and approximately 7,833 restricted shares will become fully vested.

The per share weighted average value of options granted by Aether to Mobile Government employees during 2003 and 2002 was $4.60 and $3.74, respectively, on the date of grant using the Black-Scholes option-pricing model. The amounts calculated for 2003 and 2002 were based on an expected option life of five years and volatility of 70%. In addition, the calculations assumed a risk-free interest rate of 4.95% to 5.09% in 2003 and 2.46% to 3.25% in 2002. A summary of the stock option activity related to Mobile Government employees for the years ended December 31, 2003 and 2002 is as follows:

	2003		2002
	Number of shares	Weighted average exercise price (per share)	Number of shares	Weighted average exercise price (per share)
Stock options outstanding at beginning of year	646,939	$21.59	615,347	$23.75
Granted	47,250	2.42	331,640	2.91
Exercised	(64,582)	1.29	(22,376)	1.43
Canceled	(24,549)	40.60	(277,672)	40.74
Outstanding at end of year	605,058	22.80	646,939	21.59

Stock options exercisable at year-end	259,233	37.65	297,412	32.27

The following table summarizes information about stock options at December 31, 2003:

			Options outstanding			Options exercisable
Range of exercise prices			Number at December 31, 2003	Weighted average remaining contractual life	Weighted average exercise price (per share)	Number at December 31, 2003	Weighted average exercise price (per share)
				(In years)
Restricted stock			106,004	1.1	$—	—	$—
$1.61	–	4.80	154,936	8.4	3.75	47,313	3.71
$4.81	–	8.53	21,000	9.3	5.67	2,500	7.86
$8.54	–	34.75	149,165	7.5	9.82	74,009	9.60
$34.76	–	75.38	168,407	6.8	65.83	131,315	64.38
$92.01	–	235.00	5,546	1.0	99.86	4,096	99.86
			605,058			259,233

(9)                     Commitments and Contingencies

(a)                      Legal Proceedings

Mobile Government is a party to legal proceedings in the normal course of business. Based on evaluation of these matters and discussions with counsel, Mobile Government believes that liabilities arising from these matters will not have a material adverse effect on the consolidated results of its operations or financial position.

(b)                      Leases

Mobile Government is obligated under a noncancelable operating lease for office space that expires in 2008. Future minimum lease payments under these leases are approximately as follows: (in thousands)

2004	$1,141
2005	1,180
2006	1,218
2007	1,256
2008	855
Total minimum lease payments	$5,650

Rent expense for leases specific to the Mobile Government has been allocated to Mobile Government in the accompanying consolidated statements of operations. Management believes this allocation is reasonable. Rent expense under operating leases was approximately $1.0 million and $1.1 million for the years ended December 31, 2003 and 2002, respectively.

(c)                      Contractual Commitments

Mobile Government may have to pay liquidated damages to customers in certain circumstances, including if its sub-contractors do not perform on time in some cases. In addition, Mobile Government sometimes indemnifies certain of its customers against damages, if any, they might incur as a result of a claim brought against them related to third party software imbedded in Mobile Government’s products. Mobile Government’s most significant exposure to liquidated and other damages related to its two largest uncompleted contracts with the Pennsylvania State Police (PSP) and Hamilton County, Ohio (Hamilton). The PSP and Hamilton contracts limit Mobile Government’s liability for damages to approximately $7.0 million and $10.0 million, respectively. Mobile Government management believes that both contracts will be completed within contract terms including defined specification for performance and, accordingly, payment of damages under the contracts is not likely. However, as the projects are not complete, there is no assurance that damages will not be incurred in the future and, if incurred, that such amounts will not be material to the financial statements.

(d)                     Warranty Reserve

Mobile Government does not offer an express guarantee on its products. In specific cases, Mobile Government may make noncontractual commitments to provide incremental products or services to customers beyond those that would be delivered through ordinary upgrades and support offered through its standard maintenance programs. In those specific cases, Mobile Government records a liability approximating the estimated cost of providing those incremental products or services.

The following table provides the changes in the Mobile Government product warranties for the years ended December 31, 2003 and 2002 (in thousands):

	2003	2002
Warranty liability balance at beginning of year	$592	651
Liabilities accrued for warranties issued during the period	—	100
Changes in liability for warranties during the period, including claims paid and expirations	(105)	(159)
Warranty liability balance at end of year	$487	592

AETHER MOBILE GOVERNMENT

(A Division of Aether Systems, Inc.)

Financial Statements

June 30, 2003 and 2004

AETHER MOBILE GOVERNMENT

(A DIVISION OF AETHER SYSTEMS, INC.)

BALANCE SHEET

AS OF JUNE 30, 2004

(IN THOUSANDS)

(UNAUDITED)

ASSETS
Current assets:
Cash	$—
Trade accounts receivable, net of allowance for doubtful accounts of $933	2,440
Costs and earnings in excess of billings on uncompleted contracts	5,213
Prepaid expenses and other assets	536
Total current assets	8,189
Property and equipment, net	543
Restricted cash	2,754
Intangibles, net	2,033
Goodwill	4,249
Other assets	24
$17,792
LIABILITIES AND DIVISION EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,257
Accrued employee compensation and benefits	803
Billings in excess of costs and earnings on uncompleted contracts	829
Deferred revenue from maintenance agreements	3,118
Total current liabilities	9,007
Other liabilities	580
Total liabilities	9,587

Commitments and contingencies	—

Division equity	8,205

Total liabilities and division equity	$17,792

See accompanying notes to financial statements.

AETHER MOBILE GOVERNMENT

(A DIVISION OF AETHER SYSTEMS, INC.)

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2004

(IN THOUSANDS)

(UNAUDITED)

	2003	2004
Revenues	$11,032	$9,222
Cost of revenues	2,649	3,390
Gross profit	8,383	5,832
Operating expenses:
Research and development (exclusive of option and warrant expense)	2,670	2,962
General and administrative (exclusive of option and warrant expense)	1,285	1,712
Selling and marketing (exclusive of option and warrant expense)	2,612	1,711
Corporate allocation	1,801	2,647
Depreciation and amortization	1,514	1,380
Option and warrant expense	194	155
Impairment of intangibles and other assets	—	8,928
Restructuring charge	49	46
Total operating expenses	10,125	19,541
Operating loss	(1,742)	(13,709)
Other income (expense):
Interest income	—	—
Interest expense	—	—
Net loss	$(1,742)	$(13,709)

See accompanying notes to financial statements.

AETHER MOBILE GOVERNMENT

(A DIVISION OF AETHER SYSTEMS, INC.)

STATEMENT OF DIVISION EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(IN THOUSANDS)

(UNAUDITED)

Balance at December 31, 2003	$18,404
Inter-company transfers, net	3,510
Net loss	(13,709)
Balance at June 30, 2004	$8,205

See accompanying notes to financial statements.

AETHER MOBILE GOVERNMENT

(A DIVISION OF AETHER SYSTEMS, INC.)

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2004

(IN THOUSANDS)

(UNAUDITED)

	2003	2004
Cash flows from operating activities:
Net loss	$(1,742)	$(13,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,514	1,380
Option and warrant expense	194	155
Impairment of intangibles and other assets	—	8,928
Changes in assets and liabilities, net of acquired assets and liabilities:
(Increase) decrease in trade accounts receivable	(1,729)	2,249
(Increase) decrease in costs and earnings in excess of billings on uncompleted contracts	155	(1,905)
(Increase) decrease in prepaid expenses and other assets	(61)	269
Increase (decrease) in accounts payable, accrued expenses and accrued employee compensation and benefits	(976)	758
Decrease in other long term liabilities	(43)	(40)
Decrease in billings in excess of costs and earnings on uncompleted contracts	(162)	(1,368)
Increase (decrease) in deferred revenue from maintenance agreements	309	(158)
Net cash used in operating activities	(2,541)	(3,441)
Cash flows used by investing activities - purchases of property and equipment	(47)	(69)
Cash flows provided by financing activities – net transfers from parent	2,588	3,510
Net change in cash and cash equivalents	—	—
Cash and cash equivalents, at beginning of period	—	—
Cash and cash equivalents, at end of period	$—	$—

See accompanying notes to financial statements.

AETHER MOBILE GOVERNMENT

(A DIVISION OF AETHER SYSTEMS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(UNAUDITED)

(1) ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Aether Mobile Government (Mobile Government) is a division of Aether Systems, Inc. (Aether or the Company) and provides wireless data solutions for use by public safety organizations, primarily state and local police, fire and rescue and emergency medical services organizations.  Mobile Government’s public safety solutions are integrated into 50 different state databases, as well as local and federal databases.  Mobile Government’s products deliver real-time information in seconds, without the need for human dispatchers or other resources.

Historically, Mobile Government has suffered operating losses and is dependent on contributions from its parent, Aether, in order to meet its operating and capital requirements.

On August 16, 2004, Aether announced that it had signed a definitive agreement to sell its Mobile Government segment to BIO-key International, Inc. for $10.0 million in cash.  Completion of the sale is subject to customary closing conditions.  The purchase price is subject to a post closing adjustment based upon net working capital.  The sale closed on September 29, 2004.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) BASIS OF PRESENTATION

The unaudited balance sheet as of June 30, 2004, the unaudited statements of operations and cash flows for the six months ended June 30, 2004 and 2003, and the unaudited statement of divisional equity for the six months ended June 30, 2004 have been prepared by the Company, without audit.  In the opinion of management, all adjustments have been made, which include normal recurring adjustments necessary to present fairly the financial statements. Operating results for the six month periods ended June 30, 2004 are not necessarily indicative of the operating results for the full year.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company believes that the disclosures provided are adequate to make the information presented not misleading.  These financial statements should be read in conjunction with the audited financial statements and related notes as of December 31, 2003 and 2002 and for the years then ended included elsewhere herein.

Certain corporate overhead expenses have been allocated to Mobile Government as a corporate allocation.  These overhead charges include personnel costs for support organizations such as accounting, finance, human resources, legal, procurement, security, investor relations and senior management.  They also include non-personnel costs such as insurance, professional fees and other costs of operating a public company.  The corporate overhead charges were allocated to the Mobile Government division based upon that division’s percentage of revenue relative to Aether’s consolidated revenue.  Management believes the basis of the allocations is reasonable.

Certain corporate non-operating transactions of Aether have not been allocated to Mobile Government.  These items include interest income on Aether’s cash and cash equivalents, interest expense and gains on early retirement of Aether’s 6% convertible notes.  Only interest income and expense directly attributable to Mobile Government has been included in the Mobile Government consolidated financial statements.

Aether sponsors two defined contribution plans under Section 401(k) of the Internal Revenue Code that provide for voluntary employee contributions of 1 to 15 percent of compensation for substantially all employees.  Aether contributed approximately $155,000 and $89,000 on behalf of the employees of Mobile Government to the plan for the six months ended June 30, 2003 and 2004, respectively.  Such amounts have been recorded as operating expenses in the accompanying consolidating statement of operations.

(b) REVENUE RECOGNITION

Mobile Government derives most of its revenues from licensing software and providing services, including maintenance and technical support, training and consulting.  Software revenue consists of fees for licenses of our software products.  Mobile Government recognizes revenue when the license agreement is signed, the license fee is fixed and determinable, delivery of the software has occurred, and when it can be estimated that the collectibility of the fees is probable.  At the time of the transaction, Mobile Government assesses whether the fee associated with the revenue transactions is fixed and determinable and whether or not collection is reasonably assured.  If a significant portion of a fee is due after the normal payment term, Mobile Government accounts for the fee as not being fixed and determinable.  In these cases, Mobile Government recognizes revenue as the fees become due.  Mobile Government assesses collection based on a number of factors, including past transaction history with the customer and credit worthiness of the customer.  Mobile Government does not request collateral from customers.  If it is determined that collection of a fee is not reasonably assured, Mobile Government defers the fee and recognizes revenue at the time it becomes reasonably assured, which is generally upon receipt of cash.  If collectibility is assessed differently, the timing and amount of revenue recognition may have differed materially from that reported.

Revenue from licensing software that requires significant customization and modification is recognized using the percentage of completion method, based on the hours incurred in relation to the total estimated hours.  If Mobile Government made different judgments or utilized different estimates of the total amount of work expected to be required to customize or modify the software, the timing of revenue recognition, from period to period, and margins on the project in the reporting period, may differ materially from amounts reported.  Revenues earned but not yet billed are reflected as costs and earnings in excess of billings in the balance sheet.  Billings in excess of costs and earnings are reflected as a liability in the balance sheet.  Anticipated contract losses are recognized as soon as they become known and estimable.

Revenues from maintenance and technical support agreements, which provide for unspecified when-and-if available product updates and customer telephone support services, are recognized ratably over the term of the service period. For arrangements with multiple elements, Mobile Government allocates revenue to each component of the arrangement using the residual value method.  This means that Mobile Government defers revenue from the total fees associated with the arrangement equivalent to the fair value of the element(s) of the arrangement that has not yet been delivered.  The fair value of any undelivered elements is established by using historical evidence specific to Mobile Government.

(c) COST OF REVENUES

Cost of revenues consists primarily of third party royalties and personnel costs related to the cost of maintenance, customization, consulting and support.

(d) FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of Mobile Government’s financial instruments, which include accounts receivable, restricted cash, accounts payable and accrued expenses approximate their fair value due to the relatively short duration of the instruments.

(e) CONCENTRATION OF RISK

Financial instruments, which potentially subject Mobile Government to credit risk, consist primarily of trade receivables.  Mobile Government extends credit to customers on an unsecured basis in the normal course of business.  Mobile Government’s policy is to perform an analysis of the recoverability of its trade accounts receivable at the end of each reporting period and to establish allowances for those accounts considered uncollectible.  Mobile Government analyzes historical bad debts, customer concentrations, customer credit-worthiness, and current economic trends when evaluating the adequacy of the allowance for doubtful accounts.

For the six months ended June 30, 2004, Mobile Government generated approximately 26% of its revenue from one customer.  At June 30, 2004, the accounts receivable and costs and earnings in excess of billings from that customer were approximately $355,000 and $3.1 million, respectively.

(g) PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years.  The costs of leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

(h) GOODWILL

Goodwill represents the excess of costs over the fair value of assets of businesses acquired.  Mobile Government adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” as of January 1, 2002.  Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets.”

In connection with SFAS No. 142’s transitional goodwill impairment evaluation, the statement required Mobile Government to evaluate whether there was an indication that goodwill was impaired as of the date of adoption.  During the second quarter of 2004, in connection with the announced sale of Mobile Government, an $8.9 million non-cash impairment charge was recorded to reduce the carrying value of goodwill to the value implied by the negotiated sale price for Mobile Government.

(i) INTANGIBLES AND RECOVERY OF LONG-LIVED ASSETS

Identifiable intangible assets consist of completed technology and trademarks, and are amortized on a straight-line basis over five years.

Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(j) STOCK OPTIONS AND WARRANTS

Mobile Government accounts for equity-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations including FIN 44. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of Aether’s stock and the exercise price. Options are generally granted at an exercise price equal to the fair value of the common stock on the grant date.  Aether has historically granted options to substantially all of its employees, including the employees of Mobile Government.  All equity-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123, “Accounting for Stock Based Compensation”.  SFAS No. 123 established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans.  As allowed by SFAS No. 123, Aether has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123, as amended.  The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

	Six Months Ended June 30,
	2003	2004
Net loss as reported	$(1,742)	$(13,709)
Add stock-based employee compensation expense included in reported net loss	194	155
Deduct total stock-based employee compensation expense determined under fair-value-based method for all awards	(2,757)	(529)

Pro forma net loss	$(4,305)	$(14,083)

(k) RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

(l) ADVERTISING EXPENSE

Advertising costs are expensed as incurred. Production costs for advertising are expensed the first time the related advertisement takes place.  Advertising expense was approximately $107,000 and $129,000 for the six months ended June 30, 2003 and 2004, respectively.

(m) INCOME TAXES

The results of Mobile Government’s operations are included in Aether’s consolidated federal tax return and certain combined state income tax returns.

Income taxes are recognized using the asset and liability method, in accordance with SFAS No. 109.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect of a tax rate change on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.  In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all other deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Mobile Government considers the scheduled reversal of deferred tax liabilities, projected income and tax planning strategies when making these assessments.

 (n) USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Estimates are used in accounting for, among other things, long-term contracts, allowances for uncollectible receivables, recoverability of long-lived assets, depreciation and amortization, employee benefits, taxes and contingencies.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

(3) COSTS AND EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

Mobile Government believes substantially all unbilled amounts will be billed within the next twelve months.

(4) LETTERS OF CREDIT AND RESTRICTED CASH

At June 30, 2004, Mobile Government has an outstanding $7.9 million irrevocable standby letter of credit which has been issued to Hamilton County, Ohio in the event Mobile Government defaults in providing an automated field reporting solution and real time wireless data infrastructure under a sales agreement.  The terms of the sales agreement and the standby letter of credit dictate that Hamilton County, Ohio can only draw on the letter of credit after (1) completing the internal dispute resolution process set forth in the sales agreement and (2) providing notice to Mobile Government of its intent to declare a default under the sales agreement and proceed against the letter of credit.   Seizure of the funds under the letter of credit is subject to the limitations of liability contained in the sales agreement.   The letter of credit shall be effective through the warranty period, which extends one year after final acceptance, which is expected to be in 2006.  The amount of the letter of credit can be reduced by 25% at the end of the third calendar month of the warranty period as long as certain conditions are met.  Aether has collateralized the letter of credit with certificates of deposit in an equal amount.

Additionally at June 30, 2004, $2.0 million was in an escrow available to Lockheed Martin in the event of non-payment of liabilities for work performed on a contract with the Pennsylvania State Police.  The escrow is to remain available until conditional acceptance of a defined milestone, which is expected to be in 2005. The $2.0 million escrow is reflected as restricted cash in the balance sheet.

The remaining $749,000 of restricted cash collateralizes a $749,000 letter of credit available to the landlord of a leased facility in the event Mobile Government defaults on the lease.

(5) PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2004 (in thousands):

	ESTIMATED USEFUL LIVES	2004
Furniture and fixtures	5 Years	$248
Computer and equipment	3 Years	447
Software	3 Years	125
Leasehold improvements	Term of Lease	613
Total property and equipment		$1,433
Less accumulated depreciation		(890)
Property and equipment, net of accumulated depreciation		$543

(6) INTANGIBLE ASSETS

Intangible assets consists of the following at June 30, 2004 (in thousands):

	ESTIMATED USEFUL LIVES	2004
Trademarks	5 Years	$200
Other intangibles	5 Years	7,239
Total intangible assets		7,439
Less accumulated amortization		(5,406)
Intangible assets net of accumulated amortization		$2,033

(7) RESTRUCTURING CHARGES

Restructuring charges were approximately $49,000 and $46,000 for the six months ended June 30, 2003 and 2004, respectively; and were primarily related to severance associated with staffing reductions.

(8) COMMITMENTS AND CONTINGENCIES

(a) LEGAL PROCEEDINGS

Mobile Government is a party to legal proceedings in the normal course of business.  Based on evaluation of these matters and discussions with counsel, Mobile Government believes that liabilities arising from these matters will not have a material adverse effect on the results of its operations or financial position.

(b) CONTRACTUAL COMMITMENTS

Mobile Government may have to pay liquidated damages to customers in certain circumstances, including if its sub-contractors do not perform on time.  In addition, Mobile Government sometimes indemnifies certain of its customers against damages, if any, they might incur as a result of a claim brought against them related to third party software imbedded in Mobile Government’s products.  Mobile Government’s most significant exposure to liquidated and other damages relates to its two largest uncompleted contracts with the Pennsylvania State Police (PSP) and Hamilton County, Ohio (Hamilton).  The PSP and Hamilton contracts limit Mobile Government’s liability for damages to approximately $7.0 million and $10.0 million, respectively.  Mobile Government management believes that both contracts will be completed within contract terms including defined specification for performance and, accordingly, payment of damages under the contracts is not likely.  However, as the projects are not complete, there is no assurance that damages will not be incurred in the future and, if incurred, that such amounts will not be material to the financial statements.